Articles of Amendment
to
Articles of Incorporation
of

BBC Graphics of Palm Beach Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P99000050249
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________________

New Registered Office Address: ______________________________
(Florida street address)

______________________________, Florida______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
______	____________________	____________________ ____________________ ____________________	❑ Add ❑ Remove
______	____________________	____________________ ____________________ ____________________	❑ Add ❑ Remove
______	____________________	____________________ ____________________ ____________________	❑ Add ❑ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

ARTICLE III

Effective as of the effective date of this Amendment:

The maximum number of shares authorized to issue and have outstanding at any one time shall be,

753,000,000 shares consisting of 750,000,000 shares of common stock, par value $.001 per share,

and 3,000,000 shares of preferred stock, par value $.001 per share.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: December 29th, 2008

Effective date if applicable: December 29th, 2008
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ____."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated December 29th 2008

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert Druzak
(Typed or printed name of person signing)

President
(Title of person signing)